Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Updates Rig Contract Status Report

Dallas, Texas, July 15, 2009 ... Ensco International Incorporated (NYSE: ESV) has updated its Rig Contract Status Report as of July 15, 2009. Updates this month include the status of ENSCO 69, which now is classified as discontinued operations.

On June 8, 2009, Ensco reported that second quarter 2009 earnings would be reduced by approximately $0.15 per diluted share to fully reserve the remaining ENSCO 69 drilling contract net receivable from Petrosucre, a subsidiary of Petróleos de Venezuela S.A., the national oil company of Venezuela, and write off a related deferred tax asset.

Despite the termination of the ENSCO 69 drilling contract, the rig continues to be controlled by Petrosucre. Due to Petrosucre's failure to satisfy its contractual obligations and meet payment commitments, Ensco management believes it is remote that ENSCO 69 will be returned. As a result, an additional pre-tax loss of approximately $18.1 million was recognized during the second quarter 2009 consisting of the net book value of ENSCO 69 of $17.3 million and other assets of approximately $0.8 million. In total, second quarter 2009 earnings will be reduced by approximately $0.26 per diluted share for items related to the discontinued operations of ENSCO 69.

An insurance claim has been filed under Ensco's package policy, which includes coverage for certain political risks. The claim process is in the early stages, therefore, no related insurance recoveries will be recorded in second quarter 2009. Ensco is evaluating legal remedies against Petrosucre for contractual and other damages related to ENSCO 69.

The Rig Contract Status Report is available at www.enscointernational.com and may be accessed from the home page under "Rig Contract Status." The report also may be accessed through the SEC EDGAR System. The Company typically updates and files the report with the SEC on Form 8-K on or about the 15th of each month. Next month, the report will be filed on or about August 18, 2009.

Ensco International (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit the Company's website at www.enscointernational.com.

Ensco uses its website to disclose material and non-material information to investors, customers, employees and others interested in Ensco. If you would like regular updates on Ensco news, please Sign-up for E-mail Alerts on our website under "Investors".

Statements contained in this news release and the related Rig Contract Status Report dated July 15, 2009, including information regarding the future status of ENSCO 69 in general, and the anticipated pursuit of insurance and legal claims related to ENSCO 69 in particular, and the Rig Status Report entries regarding the Company's estimated rig availability, contract duration, future rig rates and cost adjustments, customers or contract status (including letters of intent) are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include references to insurance and legal claims, future rig rates, cost adjustments, utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, the period of time and number of rigs that will be in a shipyard for repairs, maintenance, enhancement or construction, scheduled delivery dates for new rigs, and scheduled commencement dates for new contracts and rig relocations. It is important to note that our actual results could differ materially from those projected in such forward-looking statements.

The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) recoverability of insurance and legal claims, (ii) industry conditions and competition, including changes in rig supply and demand or new technology, (iii) risks associated with the current global economic crisis and its impact on capital markets and liquidity, (iv) prices of oil and natural gas in general and the recent decline in prices in particular and the impact of commodity prices upon future levels of drilling activity and expenditures, (v) changes in the timing of revenue recognition resulting from the deferral of revenues payable by our customers (which are recognized over the contract term upon commencement of drilling operations) for mobilization of our drilling rigs, time waiting on weather or time in shipyards, (vi) excess rig availability or supply resulting from delivery of new drilling rigs, (vii) heavy concentration of our rig fleet in premium jackups, (viii) cyclical nature of the industry, (ix) worldwide expenditures for oil and natural gas drilling, (x) operational risks, including hazards created by severe storms and hurricanes, (xi) risks associated with offshore rig operations or rig relocations in general and in foreign jurisdictions in particular, (xii) renegotiation, nullification or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xiii) inability to collect receivables, including reimbursable cost adjustments (xiv) changes in the dates new contracts actually commence, (xv) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvi) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xvii) availability of transport vessels to relocate rigs, (xviii) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xix) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xx) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxi) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxii) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxiii) terrorism or military action impacting our operations, assets or financial performance, (xxiv) our ability to attract and retain skilled personnel, (xxv) outcome of litigation, legal proceedings, investigations or claims, (xxvi) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments, (xxvii) potential long-lived asset or goodwill impairments, (xxviii) potential reduction in fair value of our auction rate securities and (xxix) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to the Investor Relations section of our website at www.enscointernational.com.

All information in this news release and related report is as of the date posted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Contact:	Sean O'Neill Vice President-Investor Relations 214-397-3011